FS-20


                               MIDLAND ENTERPRISES
                               EARNINGS STATEMENT
                        For the Year Ended June 30, 2000
                                 ($000 Omitted)


                                                             BALANCE
                                                             -------

REVENUES                                                     281,836

COSTS AND EXPENSES:
Cost of Sales                                                221,964
Depreciation and Amortization                                 24,393
General and Admin Expense                                     13,049
Eastern Overhead                                               2,950
                                                           ---------
Total                                                        262,356

OPERATING EARNINGS                                            19,480

OTHER INCOME (EXPENSE):
Interest - LTD                                               (12,542)
Interest Expense                                                (250)
Interest Expense--Affiliate                                        0
Interest Income                                                  539
Interest Income--Affiliate                                     3,693
Other Income (Expense)                                         3,346
                                                           ---------
PRETAX EARNINGS                                               14,266

Provision for Income Taxes                                     5,420
                                                           ---------
EARNINGS BEFORE EXTRAORD ITEM                                  8,846

EXTRAORDINARY ITEM                                                 0
                                                           ---------
NET EARNINGS                                                   8,846
                                                           =========